SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HANDY & HARMAN

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 2/27/98            5,000-           36.1988
               THE GABELLI SMALL CAP GROWTH FUND
                                 3/05/98           20,000            35.0500
               THE GABELLI CAPITAL ASSET FUND
                                 3/04/98            3,600            34.9875
               THE GABELLI ABC FUND
                                 3/04/98           10,000            35.0500
          GAMCO INVESTORS, INC.
                                 2/24/98            5,000-           37.0062
                                 3/05/98              800            34.9375
                                 3/04/98           65,100            34.9375
                                 3/03/98           14,000            34.9375
                                 3/02/98           52,500            34.9375
                                 2/27/98           10,000-           36.4706
                                 2/26/98            9,000-           36.3965
                                 2/26/98            5,000-           36.1250
                                 2/25/98            6,000-           37.0625
                                 2/25/98            3,395-           37.0183
                                 2/24/98            3,771-           37.0062
                                 2/24/98            1,000-             *D0
                                 2/23/98            5,000-           36.9375
                                 2/23/98           13,321-           36.8946
          GABELLI ASSOCIATES LTD
                                 3/04/98           10,000            34.9375
          GABELLI ASSOCIATES FUND
                                 3/04/98           28,800            34.9375
                                 3/02/98           18,200            34.8750
                                 2/23/98            5,000-           36.8750



          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.